UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ARTIO GLOBAL INVESTORS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUBJECT LINE:  Important Communication Regarding Artio Global Investors

Dear Valued Client,

This morning it was announced that Aberdeen Asset Management PLC (“Aberdeen”), a global asset management firm based in the UK, agreed to acquire Artio Global Investors Inc. (“Artio Global” or “Artio”) for $2.75 in cash per share. While this e-mail is coming to most of you in the middle of the night, I wanted to be the first to inform you of the transaction and provide you with as much information as possible at this time.

With the decline in our assets under management over the last couple of years, we felt that there would be significant benefit in partnering with an organization like Aberdeen, which has vast financial strength and a global footprint of analytical resources. We are confident today that this transaction is in your best interests.

Aberdeen was formed in 1983 and as of December 31, 2012 had over $314 billion in assets under management. The firm has offices in 23 countries including the US where Aberdeen operates as a registered investment advisor.

Like Artio, Aberdeen is focused on institutional and intermediary clients and has core competencies in international and global equity as well as fixed income. In addition, Aberdeen offers property and tailored solutions. They have an extensive network of 500 investment professionals located around the world.

Given the similar investment-centric cultures both firms follow, Aberdeen believes that Artio’s High Grade and High Yield strategies will complement its existing capabilities. At the closing of the transaction, it is anticipated that Aberdeen will add Artio’s High Grade (Total Return Bond) and High Yield teams to its core fixed income capabilities. Both these fixed income groups will benefit from the increased resources Aberdeen offers. Richard Pell and Rudolph-Riad Younes will continue to manage our International and Global Equity strategies through the closing of the transaction at which point Aberdeen will take over management responsibilities, subject to client consent. After the transaction closes, it is currently expected that they will not transfer to Aberdeen.

The transaction is subject to customary closing conditions, including US antitrust approval, the consent of a majority of Artio Global’s shareholders and the consent of certain Artio Global mutual fund shareholders. The transaction is currently expected to close by the end of the second quarter or early in the third quarter of 2013.

Attached are some additional facts that were prepared to provide you with greater insight. Given that this is an important development for the firm, your client service representative will be in touch with you as soon as possible. Should you have additional questions before then, please feel free to contact your representative. Please bear in mind that there is a limited amount of publicly available information that can be offered at this time. However, as more details of the transaction are made available, your client service representative will be in contact.

Regards,
Tony Williams
Chief Executive Officer

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Artio Global will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Artio Global’s Website at www.artioglobal.com or by contacting Artio Global’s investor relations department by phone at 212-297-3891 or by e-mail at ir@artioglobal.com

Artio Global and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Artio Global’s shareholders with respect to the merger. Information about Artio Global’s directors and executive officers and their ownership of Artio Global’s common stock is set forth in the proxy statement for Artio Global’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2012, Artio Global’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012, and Artio Global’s Current Reports on Form 8-K filed on May 14, 2012, October 30, 2012, December 14, 2012, January 9, 2013 and January 30, 2013. Shareholders and investors may obtain additional information regarding the interests of Artio Global and its directors and executive officers in the merger, which may be different than those of Artio Global’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD LOOKING STATEMENTS:
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “intend”, “estimate”, “project”, “should”, “would”, “anticipate”, “plan”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that may cause the actual results to be materially different from those reflected in such forward-looking statements, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the proposed merger as contemplated or affect the satisfaction of the conditions precedent to consummation of the proposed merger; the possibility of disruption to our business from the proposed merger including increased costs and diversion of management time and resources, making it more difficult to maintain business and operational relationships, including relationships with clients; the inability to retain key personnel in advance of completion of the proposed merger; contractual risks including termination of client contracts or non-performance of vendor contracts; developments beyond the companies’ control, including but not limited to changes in domestic or global economic conditions; the risk that the proposed merger is not completed; and other financial, operational and legal risks and uncertainties detailed from time to time in Artio Global’s cautionary statements in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this document.  Artio Global does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document. For more information, see Artio Global’s filings with the SEC.